EXHIBIT 10.12

Certain portions of this Exhibit 10.12 have been omitted based upon a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

Terra Tech Corp/Edible Garden Corp.
283 County Road 519
Belvidere, New Jersey 07823

December 2, 2013

Heartland Growers
2621 E 186th St
Westfield, IN 46074-9683
Tel: (317) 896-9355

Re:  Terms of Agreement

Dear Terra Tech Corp

Edible Garden Corp. (“EG”) is pleased to present this letter of agreement (the “Agreement”) pursuant to which Heartland Growers (“Grower”) retains EG, and authorizes EG to act as its exclusive agent, to market Grower’s Products under the Edible Garden brand throughout the Midwest Market.  By appointing EG as its exclusive agent, Grower agrees that EG shall have the exclusive authority to market the Grower’s Products and that Grower will not sell or otherwise market its Products including but not limited to herbs, leafy greens, and lettuces except through EG.   EG is exclusively authorized to market (but shall not purchase or take title to) the Grower’s Products.

The purpose of this contract is to set forth those points upon which we have agreed in principle and to confirm our joint intentions with respect to the arrangement.

1.  Marketing Agreement. EG will work in conjunction with Grower to cultivate and market EG’s line of locally grown sustainable produce throughout the Indiana market.  Edible Garden will be responsible for the marketing and sales of Grower’s products.  A list of the products covered under this Agreement (“Grower’s Products” or “Products”) is set forth in Schedule A, which is attached hereto and made a part hereof.

2.  Agency Agreement.  EG shall negotiate the sale of Grower’s Products under the Edible Garden brand to local grocery store chains and Big Box retailers, as well as specialty retailers throughout the Midwest Market.  EG shall handle invoicing of and collections from retail stores.

3. Structure and Process.  Grower will be responsible for the cultivation and packaging of Grower’s Products according to EG standards and all applicable laws, rules and regulations.  EG will assist Grower by disclosing trade and operational secrets including but not limited to packaging, handling protocols, cultivation techniques, greenhouse technologies, and nutrients. All retailer orders will be processed by EG and furnished to Grower for production and fulfillment.  Grower will be responsible for the transportation and distribution of their products to retail stores.  Upon receipt of Grower’s proof of delivery, EG will invoice the retailer for Grower’s Products.  EG will pay Grower the proceeds from the sale of Grower’s Products less EG’s commissions and other fees.

4.  Quality Standards.  Grower’s Products delivered under this Agreement shall be grown in accordance with Good Agriculture Practices (GAP) and Good Handling Practices (GHP) as defined by the United States Department of Agriculture and shall be subject to the maturity and defects standards as defined by the retailer purchasing Grower’s Products.  EG and Grower agree to communicate regarding such maturity and defects standards prior to delivery. EG will provide support in order for Grower to meet said standards.  EG product standards will meet or exceed standards applied by retailers.. Grower hereby certifies that no illegal material has been or will be used, and no amounts applied in excess of EG’s stated limits for legal materials, on Grower’s Products.  In addition, Grower agrees that all Grower’s Products must meet the specifications set forth in the Edible Garden Product Specification Sheets found in Schedule B which is attached hereto and made a part hereof. The parties acknowledge and agree that quality assurance is an ongoing process and that EG may periodically revise and/or update the Edible Garden Product Specification Sheets.

5.   Delivery.  All risk of loss with respect to Grower’s Products shall remain with Grower until delivery to and acceptance of said products by the purchaser thereof, and EG shall have no responsibility with respect thereto nor at any time assume any risk of loss.

6.  Quality Inspections. Grower shall allow representatives of EG to inspect Grower’s Products and facilities at a pre-determined time, or a time that is mutually agreeable between parties to verify compliance with applicable quality standards and shall provide water and tissue samples upon EG’s request.  EG shall assist Grower shall assist with independent inspections and audits of Grower’s Products and facilities to verify compliance with GAP, GHP and the Produce Traceability Initiative (PTI).  All such inspections shall be scheduled through and may be attended by EG.

7.  Disputes with Retailers. Grower hereby agrees that although EG may cooperate with and assist Grower in the resolution of a dispute with the buyer of Grower’s produce, EG is not responsible for the cost or expense of retaining legal counsel in connection with any such dispute.

8.   Purchase of Materials from Edible Garden.  All packaging used by Grower shall be consistent with EG’s packaging standards, including the use of the “Edible Garden” name and logo.  Grower shall purchase all packaging, boxes and pots from EG provided pricing and quality is on par with or is equivalent to or better that than Grower’s arrangements with its current suppliers.  Any packaging supplies purchased by Grower must be approved, in writing, by EG.

9.     Use of Name.  Grower shall not use EG’s name, symbol or trademark in advertising or promotional matter or other commercial dissemination (whether written or oral) without EG’s written approval.  EG will work in connection with Grower to maximize branding in their respective local markets.

10.  Confidential Information.  EG and Grower each agree to hold the confidential and proprietary information and trade secrets obtained from the other in confidence and not to use or disclose such confidential and proprietary information and trade secrets to third parties without the consent of the other party, except that each of parties may disclose such information to their respective employees and agents who need to know such information for purposes of satisfying the terms of this Agreement.  Upon termination of this Agreement, EG and Grower agree to promptly return to the rightful owner all tangible information and documents delivered pursuant to this Agreement and destroy all compilations, studies of other documents prepared by or for the recipient’s use which reflect the information so delivered without retaining copies thereof.  The parties acknowledge and agree that all information disclosed by EG relating to its packaging and handling protocols, cultivation techniques, greenhouse technologies, nutrients and distribution relationships shall be confidential and proprietary information. The parties agree that the provisions contained in this paragraph shall survive the termination of this Agreement.

11.  Term and Termination.  This Agreement is for a one-year term from the date of last signature below.  If the Agreement is terminated and not renewed, Grower is prohibited from producing and selling Products under the Edible Garden brand to any and all retailers in perpetuity.  In addition Grower is prohibited from selling similar products to relationships originating from EG for a period of one (1) year from the effective date of termination.

12.  Indemnification.  Grower hereby agrees to indemnify and save harmless EG, its directors, officers, employees, and agents from all actions, suits, charges, losses, damages and expenses whatsoever arising from (i) the negligent acts or omissions or willful misconduct of Grower, it directors, officers, or agents; (ii) Grower’s breach of any term or condition of this Agreement; (iii) EG’s compliance with any requirements of any statute, regulation or guidance pertaining to Grower’s Products where any such liability, loss, expense or cost was incurred as a consequence of the Grower failing to comply with any obligations of the Grower under such statute, regulation or guidance; (iv)  any product recall, food safety requirement or quarantine requirement (and any other action or occurrence of that kind) relating to Grower’s Products.

13.  Insurance.  During the term of this Agreement, Grower shall maintain policies of insurance with limits sufficient to cover its obligations herein. Such insurance shall include General Farm Liability Insurance, Commercial General Liability Insurance, Product Liability Insurance and Product Recall Insurance in amounts no less than $1,000,000 per occurrence and $2,000,000 annual aggregate.  Grower will provide evidence of such insurance to EG upon request.  EG shall be named as an additional insured for Grower’s Commercial General Liability and Product Liability policies, which must be primary and noncontributory with respect to the additional insureds.

14.  Expenses.  Each party shall be responsible for the payment of its own expenses in connection with this Agreement.

15.  Compensation. EG will invoice and be responsible for collections from each retailer. EG shall pay Grower within five (5) days of receipt of funds from the retailer less any commission and additional fees due to EG and will provide Grower with a detailed accounting of all payments on a monthly basis. EG shall not withhold any taxes on behalf of Grower. EG’s commission rates and additional fees are set forth in Schedule C, which is attached hereto and made a part hereof. Grower will invoice EG as well as provide proof of delivery to retailer.

16.  Governing Law.  This Agreement shall be construed in accordance with the laws of the State of New Jersey, regardless of conflicts of law principles. Venue for any action involving this Agreement shall be in Warren County, New Jersey.

17.  Entire Agreement.  This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings.

18.  Counterparts. This Agreement may be signed in counterparts, both of which shall be deemed an original but when taken together shall constitute one and the same agreement and may be executed by facsimile or by email exchange or a “portable document format” (“.pdf”) data file, where such signature shall be valid and binding with the same force and effect as if such facsimile or such “.pdf” file were an original thereof. This Agreement shall become effective when a counterpart has been signed by each of the parties hereto and delivered to the other.

If the foregoing accurately sets forth your understanding concerning this matter, please acknowledge your concurrence by signing the enclosed copy of this Agreement in the space indicated below.  I look forward to working with you.

Sincerely,

EDIBLE GARDEN CORP.

Date: December 2, 2013	By:	/s/ Derek Peterson
	Name:	Derek Peterson
	Title:	CEO

Accepted and Agreed:

Heartland Growers

/s/ Jim Gapinksi
Name:	Jim Gapinski
Title:	Owner
Date:	December 2, 2013

Schedule A
Products

Living Fresh Basil
Living Fresh Butter Head Lettuce
4” Potted:
Basil
Oregano
Cilantro
Thyme
Parsley
Dill
Sage
Chives
Rosemary
Mint

Schedule B
Product Specification Sheets

LIVING FRESH BASIL
UPC 635093201111
CaseCount: .............6 Dimensions:..............15.75"x11.5"x8"
CasesPerPallet:..........80 Weight: ..................5lbs. StorageTemp: ...........50-55o

4" POTTED LIVING HERBS

BASIL

UPC 635093201111

CaseCount: .............6 Dimensions:..............15.75"x11.5"x8" CasesPerPallet:..........80 Weight: ..................5lbs. StorageTemp: ...........50-55o

CILANTRO

UPC 635093201135

CaseCount: .............6 Dimensions:..............15.75"x11.5"x8" CasesPerPallet:..........80 Weight: ..................5lbs. StorageTemp: ...........38-50o

CHIVES

UPC 635093201197

CaseCount: .............6 Dimensions:..............15.75"x11.5"x8" CasesPerPallet:..........80 Weight: ..................5lbs. StorageTemp: ...........50-55o

MINT

UPC 635093201173

CaseCount: .............6 Dimensions:..............15.75"x11.5"x8" CasesPerPallet:..........80 Weight: ..................5lbs. StorageTemp: ...........38-50o

PARSLEY

UPC 635093201128

CaseCount: .............6 Dimensions:..............15.75"x11.5"x8" CasesPerPallet:..........80 Weight: ..................5lbs. StorageTemp: ...........38-50o

SAGE

UPC 635093211103

CaseCount: .............6 Dimensions:..............15.75"x11.5"x8" CasesPerPallet:..........80 Weight: ..................5lbs. StorageTemp: ...........38-50o

DILL

UPC 635093201142

CaseCount: .............6 Dimensions:..............15.75"x11.5"x8" CasesPerPallet:..........80 Weight: ..................5lbs. StorageTemp: ...........38-50o

ROSEMARY

UPC 635093201159

CaseCount: .............6 Dimensions:..............15.75"x11.5"x8" CasesPerPallet:..........80 Weight: ..................5lbs. StorageTemp: ...........38-50o

OREGANO

UPC 635093201180

CaseCount: .............6 Dimensions:..............15.75"x11.5"x8" CasesPerPallet:..........80 Weight: ..................5lbs. StorageTemp: ...........38-50o

THYME

UPC 635093201166

CaseCount: .............6 Dimensions:..............15.75"x11.5"x8" CasesPerPallet:..........80 Weight: ..................5lbs. StorageTemp: ...........38-50o

Schedule C
Edible Garden Fees

Commission Fees	Fee
Sales commission for retail relationships originating from Grower (includes customers who have purchased produce from Grower within the preceding two years)	[confidential treatment requested]% of gross revenues received from retailers
Sales commission for retail relationships originating from EG	[confidential treatment requested]% of gross revenues received from retailers

Additional Fees
Edible Garden Packaging
Edible Garden Pots